Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 2002 (except with respect to certain matters discussed in Note 9, as to which the date is February 21, 2002) included in Halliburton Company's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.




                                           /s/  Arthur Andersen LLP
                                          --------------------------------------


Dallas, Texas
  April 10, 2002